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                                                                    Exhibit 23.1

                                  [LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form F-1 of our report dated February 25, 2000, except as to the subsequent events described in note 15 which are as of March 18, 2000 relating to the consolidated financial statements of 360networks inc., which appear in such Prospectus.

We also hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form F-1 of our report dated March 12, 1999 relating to the consolidated income statement and statements of changes in shareholders' equity and of cash flows of Worldwide Fiber (USA), Inc., which appears in such Prospectus.

We also consent to the references to us under the headings "Experts", "Summary Financial Data" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Summary Financial Data" and "Selected Financial Data".





/s/ PricewaterhouseCoopers LLP

Vancouver, Canada
March 21, 2000